UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

Peloton Interactive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 671-9198

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 16, 2021, Peloton Interactive, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC as representatives of the several underwriters named therein (collectively, the “Representatives”) relating to the offer and sale by the Company (the “Offering”) of 27,173,912 shares (the “Shares”) of the Company’s Class A common stock, par value $0.000025 per share, which includes 3,260,869 shares of Class A common stock issued and sold pursuant to the exercise in full by the underwriters of their option to purchase additional shares of Class A common stock pursuant to the Underwriting Agreement. The Company sold the Shares to the underwriters at the public offering price of $46.00 per share less underwriting discounts.

The net proceeds to the Company from the Offering are approximately $1.22 billion.

The Offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-261097) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2021, which became effective upon filing. The Company filed a preliminary and final prospectus supplement with the SEC in connection with the Offering on November 16, 2021 and November 18, 2021, respectively. The Offering closed on November 18, 2021.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Registration Statement, preliminary prospectus supplement and final prospectus supplement related to the Offering. The Company has also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the executive officers and directors of the Company have entered into “lock-up” arrangements with the underwriters, which generally prohibit the sale, transfer or other disposition of securities of the Company for a 60-day period, subject to certain exceptions.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the Shares issued in the Offering is filed herewith as Exhibit 5.1.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated November 16, 2021, by and among Peloton Interactive, Inc., and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in its opinion filed as Exhibit 5.1).

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on November 18, 2021 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: November 18, 2021	By:	/s/ Hisao Kushi
Hisao Kushi
Chief Legal and Culture Officer and Secretary